            As filed with the Securities and Exchange Commission on June 3, 1998
                                                    Registration No. 333-
       ==================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                      VITAFORT INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


     DELAWARE                                               68-0110509
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                           identification  no.)


     1800 AVENUE OF THE STARS, SUITE 480
          LOS ANGELES, CALIFORNIA                        90067
   (Address of principal executive offices)              (Zip Code)


        CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND KEITH BRASFIELD
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                          REGISTRANT AND JAMES CURLEY
          CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND ELOY ELLIS
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                           REGISTRANT AND PAUL ELLIS
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND DEAN ERICKSON
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND SHELDON HERMAN
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                       REGISTRANT AND REGINALD HITCHCOCK
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND JULIA HOLBERT
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                          REGISTRANT AND DONNA HUMMER
         CONSULTING AGREEMENT BETWEEN THE REGISTRANT AND MICHAEL KELLY
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                          REGISTRANT AND JEFF KOSSACK
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                          REGISTRANT AND CRAIG LAZAR
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                        REGISTRANT AND FRED MASCIANGELO
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND PAULA PHILLIPS
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                           REGISTRANT AND JIM PILLOW
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND CHERYL WITHAM
            CONSULTING AGREEMENT AND OPTION AGREEMENT BETWEEN THE
                         REGISTRANT AND ALLAN ZACKLER
                           (Full title of the plans)

                          MR. MARK BEYCHOK, PRESIDENT
                      VITAFORT INTERNATIONAL CORPORATION
                      1800 AVENUE OF THE STARS, SUITE 480
                         LOS ANGELES, CALIFORNIA 90067
                    (Name and address of agent for service)
                                (310) 552-6393
          Telephone number, including area code, of agent for service

                                   Copy to:
                            FRANK J. HARITON, ESQ.
                           THE EMPIRE STATE BUILDING
                         350 FIFTH AVENUE - SUITE 3000
                           NEW YORK, NEW YORK 10118

                                (212) 695-6000


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Securities to         Amount to be      Proposed            Proposed         Amount of
be registered                   Registered       Maximum              Maximum        Registration
                                                  Price              Aggregate           Fee**
                                                Per Share*         Offering Price*
-------------------------------------------------------------------------------------------------------
    Common Stock,
      par value
     $.0001 per                 339,500           $1.03             $351,187.50        $103.60
       share
=======================================================================================================


* Based upon the average of the closing bid and asked prices of the Registrant's Common Stock as reflected on the Electronic Bulletin Board on May 31, 1998 in the case of stock grants and based on the exercise price of options in the case of options in the case of per share data and based upon the aggregate of the foregoing stock price and exercise price in the case of aggregate data.

**  Calculated pursuant to Rule 457(h).

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) Vitafort International Corporation's (the "Company") Annual Report on Form 10-KSB for the year ended December 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Quarterly Report on Form 10-QSB, as amended, for the quarter ended March 31, 1998.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(d) The Prospectus of the Company filed by the Company on December 19, 1989 which contains a description of the Company's Common Stock.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Frank J. Hariton, Esq. owns: (i) 10,477 shares of the Company's common stock; (ii) 800 of the Company's redeemable warrants; and (iii) 3,333 common stock purchase options exercisable at $6.00.

Item 6.   Indemnification of Directors and Officers.

     Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

          SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

     (S) 145. Indemnification of officers, directors, employees and agents; insurance

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7. Exemption from Registration Claimed.

        No "restricted securities," as defined in the instructions to Form S-8, are being offered hereby.

Item 8. Exhibits.

4.l -   Certificate of Incorporation of Registrant*

4.2 -   By-laws of Registrant*

4.3 - Agreement and Plan of Merger between the Registrant and Vitafort International Corporation, a California corporation*

4.4 -   Certificate of Designation  Series A Preferred Stock**

4.5 -   Certificate of Designation  Series B Preferred Stock**

4.6 - Certificate of Amendment to the Certificate of Incorporation, November 1991**

4.7 -   Certificate of Designation  Series C Preferred Stock**

4.8 - Certificate of Amendment to the Certificate of Incorporation, filed February 8, 1994***

4.9 -   Certificate of Designation - Series D Preferred Stock***

4.10 - Certificate of Amendment to the Certificate of Incorporation, filed November 1995****

4.11 - Specimen Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "1996 10-KSB")

4.12 -  Specimen Redeemable Common Stock Purchase Warrant*

4.13 -  Form of Warrant Agreement*

4.14 -  Warrant Extension Agreement, December 18, 1992**

4.15 -  Warrant Extension Agreement, December 18, 1994***

4.16 -  Warrant Extension Agreement, January 18, 1995***

4.17 -  Warrant Extension Agreement, April 3, 1995***

4.18 -  Warrant Extension Agreement, May 3, 1995****

4.19 -  Warrant Extension Agreement, June 15, 1995****

4.20 -  Warrant Extension Agreement, July 17, 1995****

4.21 -  Warrant Extension Agreement, August 16, 1995****

4.22 -  Warrant Extension Agreement, December 31, 1995****

4.23 -  Warrant Extension Agreement, April 30, 1996*****

4.24 - Certificate of Elimination for Series A Preferred Stock, April 26, 1996*****

4.25 -  Certificate of Elimination for Series D Preferred Stock, May 6,
        1996*****

4.26 - Warrant Extension Agreement, July 31, 1996. Incorporated by reference to the like numbered Exhibit to the Registrant's Registration Statement on Form S-8 filed December 12, 1996 (the "December 1996 S-8").

4.27 - Warrant Extension Agreement, September 30, 1996. Incorporated by reference to the like numbered Exhibit to the December 1996 S-8.

4.28 - Warrant Extension Agreement, November 11, 1996. Incorporated by reference to the like numbered Exhibit to the December 1996 S-8.

4.29 - Certificate of Amendment to the Certificate of Incorporation, dated October 4, 1996. Incorporated by reference to the like numbered Exhibit to the December 1996 S-8.

4.30 - Warrant Extension Agreement, November 15, 1996. Incorporated by reference to the like numbered Exhibit to the December 1996 S-8.

4.31 - Warrant Extension Agreement, April 15, 1997. Incorporated by reference to Exhibit 4.19 to the 1996 10-KSB.

4.32 - Amendment Certificate of Designation 1997 Series A Preferred Stock filed May 1997. Incorporated by reference to Exhibit 4.32 to the Registrant's Registration Statement on

        Form S-8 filed August 1997.

4.33 - Certificate of Amendment to the Registrant's Certificate of Incorporation, July 1997. Incorporated by reference to Exhibit 4.33 to the Registrant's Registration Statement on Form S-8 filed August 1997.

4.34 - Warrant Extension Agreement, October 31, 1997. Incorporated by reference to Exhibit 4.20 to the Registrant's Registration Statement on Form SB-2 filed January 1998.

4.35 - Amendment Certificate of Designation 1997 Series A Preferred Stock filed March 1998. Incorporated by reference to Exhibit 3.15 to the Registrant's Registration Statement on Form SB-2 filed January 1998.

5.01 -  Opinion of Frank J. Hariton, Esq.

23.01 - Consent of Frank J. Hariton, Esq. (included in Exhibit 5.01).

23.02 - Consent of BDO Seidman, LLP, Independent Certified Public Accountants.

24.01 - Power of Attorney (contained on signature page)

99.01 - Consulting Agreement between the Registrant and Keith Brasfield.

99.02 - Consulting Agreement between the Registrant and James Curley.

99.03 - Option Agreement Between the Registrant and James Curley.

99.04 - Consulting Agreement between the Registrant and Eloy Ellis.

99.05 - Consulting Agreement between the Registrant and Paul Ellis.

99.06 - Option Agreement Between the Registrant and Paul Ellis.

99.07 - Consulting Agreement between the Registrant and Dean Erickson.

99.08 - Option Agreement Between the Registrant and Dean Erickson.

99.09 - Consulting Agreement between the Registrant and Sheldon Herman

99.10 - Option Agreement Between the Registrant and Sheldon Herman.

99.11 - Consulting Agreement between the Registrant and Reginald Hitchcock.

99.12 - Option Agreement Between the Registrant and Reginald Hitchcock.

99.13 - Consulting Agreement between the Registrant and Julia Holbert.

99.14 - Option Agreement Between the Registrant and Julia Holbert.

99.15 - Consulting Agreement between the Registrant and Donna Hummer.

99.16 - Option Agreement Between the Registrant and Donna Hummer.

99.17 - Consulting Agreement between the Registrant and Michael Kelly.

99.18 - Consulting Agreement between the Registrant and Jeff Kossack.

99.19 - Option Agreement Between the Registrant and James Kossack.

99.20 - Consulting Agreement between the Registrant and Craig Lazar.

99.21 - Option Agreement Between the Registrant and Craig Lazar.

99.22 - Consulting Agreement between the Registrant and Fred Masiangelo.

99.23 - Option Agreement Between the Registrant and Fred Masiangelo.

99.24 - Consulting Agreement between the Registrant and Paula Phillips.

99.25 - Option Agreement Between the Registrant and Paula Phillips.

99.26 - Consulting Agreement between the Registrant and Jim Pillow.

99.27 - Option Agreement Between the Registrant and Jim Pillow.

99.28 - Consulting Agreement between the Registrant and Cheryl Witham.

99.29 - Option Agreement Between the Registrant and Cheryl Witham.

99.30 - Consulting Agreement between the Registrant and Alan Zackler.

99.31 - Option Agreement Between the Registrant and Alan Zackler.

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-18, File Number 33-31883.

**      Incorporated by reference to the exhibits to the Registrant's Form 10-
KSB for the year ended December 31, 1993.

***     Incorporated by reference to the exhibits to the Registrant's Form 10-
KSB for the year ended December 31, 1994.

****     Incorporated by reference to the Exhibits to the Registrant's
Registration Statement on Form S-8 dated January 16, 1996.

*****     Incorporated by reference to the Exhibits to the Registrant's
Registration Statement on Form S-8 dated May 22, 1996.


Item 9.   Undertakings.

(a)  The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles and State of California, on the 3rd day of June, 1998.


                                         VITAFORT INTERNATIONAL CORPORATION



                                         By:  /s/ Mark Beychok
                                            ---------------------------
                                             Mark Beychok, President


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Beychok and Jack B. Spencer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Mark Beychok                      Director, Chief Operating Officer and President             June 3, 1998
--------------------------------
    Mark Beychok                               (Principal Executive Officer)


/s/ Jack B. Spencer                   Chief Operating Officer and Chief Financial Officer         June 3, 1998
--------------------------------
    Jack B. Spencer                        (Principal Financial and Accounting Officer)


/s/ Donald Wohl                       Director                                                    June  3, 1998
--------------------------------
    Donald Wohl


/s/ Benjamin Tabatchnick              Director                                                    June  3, 1998
--------------------------------
    Benjamin Tabatchnick


/s/ Paul G. Cowen                     Director                                                    June  3, 1998
--------------------------------
    Paul G. Cowen